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                                                                       Exhibit 5

                       [LETTERHEAD OF GADSBY HANNAH LLP]




                               December 28, 2001


Technical Communications Corporation
100 Domino Drive
Concord, Massachusetts 01742

                    Re: Registration Statement on Form S-8
                        ----------------------------------

Ladies and Gentlemen,

     We have acted as counsel for Technical Communications Corporation, a Massachusetts corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 proposed to be filed with the Securities and Exchange Commission on or about December 28, 2001 (the "Registration Statement").

     The Registration Statement covers the registration of shares of common stock, $0.10 par value per share, of the Company (the "Shares"), which are issuable by the Company pursuant to its 2001 Stock Option Plan (the "Plan").

     We have reviewed the corporate proceedings of the Company with respect to the authorization of the Plan by the Board of Directors, and the issuance of the Shares thereunder. We have also examined and relied upon originals or copies of such corporate records, instruments, agreements, or other documents of the Company, and certificates of officers of the Company as to certain factual matters, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us in original or copy form, and the competence of each individual executing any document.

     This opinion is limited solely to the Massachusetts Corporation Laws, as applied by courts located in Massachusetts.



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Technical Communications Corporation
December 28, 2001
Page 2

                                                               GADSBY HANNAH LLP

     Based upon and subject to the foregoing, and further subject to the due authorization and approval of the Plan by the stockholders of the Company with respect to incentive stock options, we are of the opinion that the Shares, when issued and delivered upon the exercise of options or awards pursuant to the Plan and against the payment of the purchase price therefor, as specified in such Plan or documents governing such awards, will be validly issued, fully paid, and non-assessable.

     This opinion may be relied upon only by you in connection with the above transactions, and it may not be used or relied upon by any other person for any purpose whatsoever, other than as specifically required by law, without, in each instance, our prior written consent. We hereby consent to the filing of this opinion, as an exhibit to the Registration Statement.



                                                  Very truly yours,

                                                  /s/ Gadsby Hannah, LLP